Exhibit 99.1
FOR IMMEDIATE RELEASE
Tuesday, February 8, 2011
REHABCARE REPORTS FOURTH QUARTER,
FISCAL YEAR 2010 RESULTS AND 2011 OUTLOOK;
ENTERS INTO DEFINITIVE MERGER AGREEMENT
TO BE ACQUIRED BY KINDRED HEALTHCARE
•	Excluding transaction related expenses in the 2009 fourth quarter, net earnings per diluted share increase 86.5% year over year to $0.69

•	Hospital division improves EBITDA margin to 15.2% in the fourth quarter from 12.9% in the third quarter

•	Impacted by regulatory changes, Skilled Nursing Rehabilitation Services division reports 5.8% operating earnings margin in the quarter, consistent with expectations

•	Hospital Rehabilitation Services division delivers near record operating earnings margin of 20.6%

•	Cash flow from operations of $103.8 million in 2010 allows company to pay down debt by $65.7 million and lower debt to EBITDA ratio to 2.4
ST. LOUIS, MO, February 8, 2011—RehabCare Group, Inc. (NYSE:RHB) today reported the following unaudited financial results.

	Fourth	Third	Fourth	Year Ended
	Quarter	Quarter	Quarter	December 31,
Amounts in millions, except per share data	2010	2010	2009	2010	2009
				(unaudited)
Consolidated Operating Revenues	$339.3	$337.5	$249.8	$1,329.4	$848.6
Consolidated Operating Earnings (a)	36.1	33.7	6.5	133.6	40.9
Consolidated Net Earnings from Continuing Operations	18.6	16.2	—	64.9	19.6
Gain from Discontinued Operations, Net of Tax (b)	0.7	0.6	0.3	1.2	1.4

Consolidated Net Earnings	19.3	16.8	0.3	66.1	21.0
Net (Earnings) Loss Attributable to Noncontrolling Interests	(2.2)	(1.1)	0.4	(3.6)	2.0

Net Earnings Attributable to RehabCare	17.1	15.7	0.7	62.5	23.0
Diluted Earnings per Share Attributable to RehabCare:
Earnings from Continuing Operations, Net of Tax	0.66	0.61	0.02	2.48	1.14
Net Earnings	0.69	0.64	0.03	2.53	1.22

Hospital Operating Revenues	164.8	160.9	78.9	633.2	174.2
Hospital EBITDA (a)	25.1	20.7	(6.2)	84.3	(18.5)
Hospital Operating Earnings (Loss) (a)	19.2	14.8	(9.2)	61.5	(26.1)

SRS Operating Revenues	128.1	130.9	126.0	516.3	496.3
SRS EBITDA (a)	8.8	11.7	9.8	44.7	44.0
SRS Operating Earnings (a)	7.4	10.4	8.4	39.2	37.8

HRS Inpatient Operating Revenues	33.7	32.6	33.3	129.1	130.9
HRS Outpatient Operating Revenues	12.7	13.0	11.7	50.9	47.3

HRS Operating Revenues	46.4	45.6	45.0	180.0	178.2
HRS EBITDA (a)	10.2	9.1	7.9	35.1	31.9
HRS Operating Earnings (a)	9.6	8.5	7.3	32.9	29.5

REHABCARE REPORTS FOURTH QUARTER,
FISCAL YEAR 2010 RESULTS AND 2011 OUTLOOK;
ENTERS INTO DEFINITIVE AGREEMENT TO BE ACQUIRED BY KINDRED HEALTHCARE
(a)	The fourth quarter and year ended December 31, 2009, include certain transaction related pretax charges of $9.4 million, or $0.34 per diluted share (see table on page 10).

(b)	The years ended December 31, 2010 and 2009 include after-tax gains from the discontinued operations of an inpatient rehabilitation facility in Miami of $1.2 million and $2.2 million, respectively. The year ended December 31, 2009, also includes a $0.8 million after-tax loss related to the Company’s Phase 2 Consulting business.
Management Comments
          “2010 was a period of transformation for our Hospital division, which finished the year on a high note,” commented John H. Short, Ph.D., RehabCare President and Chief Executive Officer. “Stronger census in the Houston market, substantial improvement of underperforming hospitals and an emphasis on cost management combined for significant margin expansion in the fourth quarter.”
          Dr. Short continued, “As expected, our Skilled Nursing Rehabilitation Services division experienced the repercussions of major regulatory changes in the fourth quarter. While same store revenues improved, earnings were compressed by lower productivity, and thus higher labor costs, as we ramped up staffing to provide more individual therapy. Given our ability to respond quickly and effectively to market pressures, we expect a steady recovery during 2011.
          “The Hospital Rehabilitation Services division delivered an exceptional earnings performance, with inpatient rehabilitation facility (IRF) same store volume growth of 6.8% driven in part by our automated pre-admission screening process. We will continue to leverage technology to streamline operations as well as position us for more integrated care.”
Proposed Acquisition by Kindred Healthcare, Inc.
          In a separate release earlier today, the Company announced that its Board of Directors unanimously approved a definitive merger agreement to be acquired by Kindred Healthcare, Inc. (NYSE: KND), which was entered into February 7, 2011. It is expected that the pending transaction will be completed on or about June 30, 2011.
          “Our combination with Kindred creates the nation’s premier provider of services along the post-acute continuum,” stated Dr. Short. “In addition to delivering significant shareholder value, our blended organization will provide an unmatched depth of services, resources and experience for our patients, clients and clinical professionals across the country. We are pleased that the RehabCare brand, which has been synonymous with high-quality, innovative post-acute care for nearly 30 years, will represent the combined company’s contract rehabilitation services going forward.”
Financial Overview of Fourth Quarter
          Consolidated operating revenues for the fourth quarter of 2010 were $339.3 million, a 35.8% increase compared to $249.8 million in the 2009 fourth quarter. Excluding Triumph, which contributed revenues of $117.8 million in the 2010 fourth quarter and $39.7 million in the 2009 fourth quarter, consolidated operating revenues increased $11.4 million, or 5.4%.
          Consolidated net earnings attributable to RehabCare were $17.1 million, or $0.69 per diluted share, in the fourth quarter of 2010 compared to $0.7 million, or $0.03 per diluted share, in the prior year
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REHABCARE REPORTS FOURTH QUARTER,
FISCAL YEAR 2010 RESULTS AND 2011 OUTLOOK;
ENTERS INTO DEFINITIVE AGREEMENT TO BE ACQUIRED BY KINDRED HEALTHCARE
quarter. Earnings in the fourth quarter of 2009 included $7.2 million, or $0.34 per diluted share, of certain after-tax charges, substantially all of which related to the Triumph merger (see table on page 10).
          The Company’s IRF in Miami has been classified as a discontinued operation as a result of an agreement with Select Medical Corporation, which closed on January 1, 2011, that involved the exchange of the IRF for Select’s 70-bed long-term acute care hospital (LTACH) in northwest Indiana. The Company generated income from this discontinued operation, net of tax, of $0.7 million, or $0.03 per diluted share, in the fourth quarter of 2010 and approximately $0.3 million, or $0.01 per diluted share, in the 2009 fourth quarter.
          Operating revenues in the Hospital division for the fourth quarter of 2010 increased $3.8 million, or 2.4%, sequentially to $164.8 million. Same store revenues increased $2.9 million, or 1.8% on a sequential basis. Earnings before interest, taxes, depreciation and amortization (EBITDA) improved by $4.4 million sequentially to $25.1 million, or 15.2% of revenue.
          At year end, the Hospital division operated a total of 34 hospitals, including 29 LTACHs and five IRFs.
          Operating revenues in the Skilled Nursing Rehabilitation Services (SRS) division increased 1.7% from $126.0 million in the fourth quarter of 2009 to $128.1 million in the fourth quarter of 2010, driven by a 2.2% increase in the average number of contract therapy programs operated. Contract therapy same store revenues increased 3.2%. Operating earnings were $7.4 million, or 5.8% of revenue, compared to $8.4 million, or 6.6% of revenue, in the fourth quarter of 2009.
          On December 31, 2010, SRS operated in 1,112 locations compared to 1,131 locations at the end of the third quarter of 2010 and 1,118 locations at the end of the fourth quarter of 2009. Openings and closings in the quarter totaled 38 and 57, respectively, resulting in a net 19 fewer units. SRS had 39 signed but unopened contracts at the end of the fourth quarter.
          In December, the Medicare Part B physician fee schedule and therapy cap exceptions process were extended through December 31, 2011.
          The Hospital Rehabilitation Services (HRS) division’s 2010 fourth quarter operating revenues increased 3.3% to $46.4 million from $45.0 million in the fourth quarter of 2009. Inpatient operating revenues increased 1.2% and same store revenues improved 4.9% over the prior year quarter. The average number of inpatient programs declined 1.5% compared to the prior year quarter. Outpatient operating revenues increased 9.0% in the 2010 fourth quarter despite an 11.8% decline in the average number of outpatient programs. This was driven by a 23.7% improvement in average revenue per program including 10.5% same store growth in outpatient revenues. HRS operating earnings were $9.6 million, or 20.6% of revenue, compared to operating earnings of $7.3 million, or 16.3% of revenue, for the 2009 fourth quarter.
          At December 31, 2010, the division operated 105 IRF programs, down one both sequentially and from a year ago. The division had two IRF openings and three IRF closings, one outpatient opening and one outpatient closing during the fourth quarter. At year end, the number of signed but unopened contracts was six, including three IRFs.
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REHABCARE REPORTS FOURTH QUARTER,
FISCAL YEAR 2010 RESULTS AND 2011 OUTLOOK;
ENTERS INTO DEFINITIVE AGREEMENT TO BE ACQUIRED BY KINDRED HEALTHCARE
Balance Sheet and Liquidity
          At December 31, 2010, the Company had $23.2 million in cash and cash equivalents and $398.5 million in outstanding debt excluding unamortized original issue discounts. The Company has paid down debt by $65.7 million during 2010. Days sales outstanding (DSO) remained flat sequentially at 61.9 days.
          For the year ended December 31, 2010, the Company generated cash from operations of $103.8 million and expended $30.6 million for capital expenditures, related to hospital start-ups, upgraded services at several hospitals, companywide information systems and hospital facility maintenance capital.
Outlook
              The Company does not provide consolidated revenue and earnings per share guidance, but provides the following outlook for 2011:
•	The Hospital division expects total year revenue of $700 to $725 million and EBITDA margin of 14% to 15%, with sequentially improving margins throughout the year. This outlook reflects a net 1.0% lower Medicare reimbursement adjustment for the Company’s LTACHs in the current rate year.

•	The Skilled Nursing Rehabilitation Services division expects total year revenue of $525 to $540 million and operating earnings margins to progressively improve from approximately 5.5% to 7% by year end. This reflects the impact of regulatory changes, including the Multiple Procedure Payment Reduction rule, new concurrent therapy rules and the rollout of information system technologies to be completed in April 2011.

•	The Hospital Rehabilitation Services division expects full year revenue of $185 to $200 million and comparable quarterly operating earnings margins as achieved in 2010.

•	The effective tax rate, after consideration of noncontrolling interests, is anticipated to be 38.25% for the year.

•	Net income attributable to noncontrolling interests is expected to approximate $5 to $6 million for the full year.

•	DSO is expected to be between 60 and 63 days.

•	Capital expenditures are anticipated to be $25 million in 2011, consisting of $8 million of information systems investments, $7.5 million in expansion projects and $9.5 million related to maintenance.
Conference Call Information
          As noted in today’s separate acquisition announcement, Kindred and RehabCare management will host a conference call on February 8, 2011, beginning at 8:30 AM Eastern standard time. Listeners may access the call by dialing (913) 312-1305, or in a listen-only mode through Kindred’s website at www.kindredhealthcare.com.
          A replay of the call will be available beginning at approximately 11:30 AM Eastern on February 8 by dialing (719) 457-0820, access code 7191328. The replay will be available through February 16.
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REHABCARE REPORTS FOURTH QUARTER,
FISCAL YEAR 2010 RESULTS AND 2011 OUTLOOK;
ENTERS INTO DEFINITIVE AGREEMENT TO BE ACQUIRED BY KINDRED HEALTHCARE
About RehabCare Group
     Established in 1982 and headquartered in St. Louis, MO, RehabCare (www.rehabcare.com) is a leading provider of post-acute care, owning and operating 34 long-term acute care and rehabilitation hospitals and providing program management services in partnership with over 1,250 hospitals and skilled nursing facilities in 42 states and Puerto Rico. RehabCare is included in the Russell 2000 and Standard and Poor’s Small Cap 600 Indices.
Additional Information About the Transaction Between RehabCare and Kindred Healthcare, Inc.
In connection with the proposed transaction between Kindred and RehabCare, Kindred will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of Kindred and RehabCare that also constitutes a prospectus of Kindred. RehabCare and Kindred will mail the definitive proxy statement/prospectus to their respective stockholders. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (when available) and other related documents filed by RehabCare and Kindred with the SEC at the SEC’s website at www.sec.gov. The joint proxy statement/prospectus (when available) and the other documents filed by RehabCare and Kindred with the SEC may also be obtained for free by accessing RehabCare’s website at www.rehabcare.com and clicking on the “Investor Information” link and then clicking on the link for “SEC Filings”, and Kindred’s website at www.kindredhealthcare.com and clicking on the “Investors” link and then clicking on the link for “SEC Filings”.
Participants in the Transaction
RehabCare, Kindred, and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from their respective stockholders in favor of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders in connection with the proposed transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about RehabCare’s executive officers and directors in its definitive proxy statement filed with the SEC on March 23, 2010. You can find information about Kindred’s executive officers and directors in Kindred’s definitive proxy statement filed with the SEC on April 1, 2010. You can obtain free copies of these documents from RehabCare or Kindred, respectively, from the RehabCare and Kindred websites using the contact information above.
Forward-Looking Statements
Information set forth in this document contains forward-looking statements, which involve a number of risks and uncertainties. RehabCare cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving RehabCare and Kindred, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of RehabCare and Kindred stockholders to approve the transaction; failure to obtain the necessary financing for the transaction; the failure to consummate or delay in consummating the proposed merger for other reasons; the outcome of pending or potential litigation or governmental investigations; the risk that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; uncertainty of the expected financial performance of Kindred following completion of the proposed transaction; Kindred’s ability to achieve the cost savings and synergies contemplated by the proposed transaction within the expected time frame; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; and general economic conditions that are less favorable than expected. Additional factors that may affect future results are contained in RehabCare’s and Kindred’s filings with the SEC, which are available at the SEC’s web site at www.sec.gov. Many of these factors are beyond the control of RehabCare or Kindred. RehabCare and Kindred disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.
     This press release contains non-GAAP financial measures as such term is defined in Regulation G under the rules of the Securities and Exchange Commission. While the Company believes these non-GAAP financial measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies. The Company has included reconciliations of these non-GAAP measures to the most directly comparable GAAP measure in the tables of this release.
CONTACT: RehabCare Group, Inc.
Financial: Jay W. Shreiner, Chief Financial Officer
(314) 659-2189
Press: Donna Lee, Office of the CEO
(314) 659-2287
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REHABCARE REPORTS FOURTH QUARTER,
FISCAL YEAR 2010 RESULTS AND 2011 OUTLOOK;
ENTERS INTO DEFINITIVE AGREEMENT TO BE ACQUIRED BY KINDRED HEALTHCARE
I. Condensed Consolidated Statements of Earnings
(Unaudited; amounts in thousands, except per share data)

	Three Months Ended			Year Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2010	2010	2009	2010	2009
Operating revenues	$339,344	$337,481	$249,807	$1,329,443	$848,612
Costs and expenses:
Operating	267,836	269,078	204,403	1,056,671	684,312
Selling, general and administrative	27,397	26,872	33,876	108,618	107,130
Depreciation and amortization	7,998	7,801	5,058	30,595	16,250

Total costs and expenses	303,231	303,751	243,337	1,195,884	807,692

Operating earnings	36,113	33,730	6,470	133,559	40,920

Interest income	20	32	79	98	98
Interest expense	(7,866)	(8,250)	(3,927)	(33,167)	(5,546)
Other income (expense), net	312	5	8	319	12
Equity in net income of affiliates	199	114	105	640	431

Earnings from continuing operations before income taxes	28,778	25,631	2,735	101,449	35,915
Income tax expense	10,148	9,394	2,689	36,559	16,291

Earnings from continuing operations	18,630	16,237	46	64,890	19,624
Gain from discontinued operations	673	541	257	1,237	1,365

Net earnings	19,303	16,778	303	66,127	20,989
Net (earnings) loss attributable to noncontrolling interests	(2,250)	(1,079)	352	(3,677)	1,966

Net earnings attributable to RehabCare	$17,053	$15,699	$655	$62,450	$22,955

Amounts attributable to RehabCare:
Earnings from continuing operations	$16,380	$15,158	$398	$61,213	$21,590
Gain from discontinued operations	673	541	257	1,237	1,365

Net earnings	$17,053	$15,699	$655	$62,450	$22,955

Diluted EPS attributable to RehabCare:
Earnings from continuing operations	$0.66	$0.61	$0.02	$2.48	$1.14
Gain from discontinued operations	0.03	0.03	0.01	0.05	0.08

Net earnings	$0.69	$0.64	$0.03	$2.53	$1.22

Weighted average diluted shares	24,770	24,715	21,284	24,706	18,862
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REHABCARE REPORTS FOURTH QUARTER,
FISCAL YEAR 2010 RESULTS AND 2011 OUTLOOK;
ENTERS INTO DEFINITIVE AGREEMENT TO BE ACQUIRED BY KINDRED HEALTHCARE
II. Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Unaudited
	December 31,	December 31,
	2010	2009
Assets
Cash and cash equivalents	$23,205	$24,690
Accounts receivable, net	222,179	199,447
Deferred tax assets	21,034	21,249
Other current assets	14,559	19,530

Total current assets	280,977	264,916

Property and equipment, net	119,591	111,814
Goodwill	559,866	566,078
Intangible assets	127,227	135,406
Investment in unconsolidated affiliate	4,913	4,761
Assets held for sale	10,407	—
Other assets	23,588	27,005

	$1,126,569	$1,109,980

Liabilities & Equity
Current portion of long-term debt	$9,116	$7,507
Payables & accruals	154,248	144,113

Total current liabilities	163,364	151,620

Long-term debt, less current portion	381,772	447,760
Other non-current liabilities	60,450	50,980
Stockholders’ equity	500,098	437,338
Noncontrolling interests	20,885	22,282

	$1,126,569	$1,109,980

III. Condensed Consolidated Statements of Cash Flows
(Unaudited; amounts in thousands)

	Year Ended
	December 31,
	2010	2009
Net cash provided by operating activities	$103,838	$48,090
Net cash used in investing activities	(30,981)	(557,851)
Net cash provided by (used in) financing activities	(74,342)	507,078

Net decrease in cash and cash equivalents	(1,485)	(2,683)
Cash and cash equivalents at beginning of period	24,690	27,373

Cash and cash equivalents at end of period	$23,205	$24,690

Supplemental information:
Additions to property and equipment	$(30,579)	$(13,215)
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REHABCARE REPORTS FOURTH QUARTER,
FISCAL YEAR 2010 RESULTS AND 2011 OUTLOOK;
ENTERS INTO DEFINITIVE AGREEMENT TO BE ACQUIRED BY KINDRED HEALTHCARE
IV. Operating Statistics (Unaudited; dollars in thousands)

	Fourth	Third	Fourth	Year Ended
	Quarter	Quarter	Quarter	December 31,
	2010	2010	2009	2010	2009
Hospitals (a)
Operating revenues	$164,778	$160,937	$78,876	$633,156	$174,194
Operating expenses	128,423	129,541	69,039	505,722	157,093
Selling, general and administrative	11,247	10,694	16,055	43,134	35,623
Depreciation and amortization	5,946	5,873	3,003	22,850	7,544

Operating earnings (loss)	$19,162	$14,829	$(9,221)	$61,450	$(26,066)
Operating earnings margin	11.6%	9.2%	-11.7%	9.7%	-15.0%

EBITDA	$25,108	$20,702	$(6,218)	$84,300	$(18,522)

LTACHs
Number of hospitals — end of period	29	29	28	29	28
Available licensed beds — end of period	1,605	1,605	1,593	1,605	1,593
Admissions	3,680	3,754	1,767	14,519	3,604
Patient days	96,834	96,424	47,596	376,567	94,394
Average length of stay (Medicare days only)	25	25	27	26	26
Net inpatient revenue per patient day	$1,545	$1,513	$1,342	$1,523	$1,267
Occupancy rate	66%	65%	67%	64%	63%
Percent patient days — Medicare	74%	74%	72%	73%	72%

IRFs (a)
Number of hospitals — end of period	5	5	5	5	5
Available licensed beds — end of period	183	183	183	183	183
Admissions	921	905	871	3,590	3,513
Discharges	935	894	891	3,587	3,477
Average length of stay (Medicare days only)	12	12	12	12	12
Net inpatient revenue per discharge	$14,504	$14,955	$15,042	$14,692	$14,273
Occupancy rate	68%	70%	68%	69%	67%
Percent patient days — Medicare	71%	67%	69%	69%	70%

(a)	Amounts in all periods exclude West Gables Rehabilitation Hospital, which was held for sale as of December 31, 2010, and accounted for as a discontinued operation.
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REHABCARE REPORTS FOURTH QUARTER,
FISCAL YEAR 2010 RESULTS AND 2011 OUTLOOK;
ENTERS INTO DEFINITIVE AGREEMENT TO BE ACQUIRED BY KINDRED HEALTHCARE
IV. Operating Statistics Continued (Unaudited; dollars in thousands)

	Fourth	Third	Fourth	Year Ended
	Quarter	Quarter	Quarter	December 31,
	2010	2010	2009	2010	2009
Skilled Nursing Rehabilitation Services
Operating revenues	$128,132	$130,943	$125,965	$516,278	$496,250
Operating expenses	107,344	107,067	103,698	423,399	402,461
Selling, general and administrative	11,950	12,138	12,448	48,172	49,753
Depreciation and amortization	1,466	1,385	1,463	5,523	6,283

Operating earnings	$7,372	$10,353	$8,356	$39,184	$37,753
Operating earnings margin	5.8%	7.9%	6.6%	7.6%	7.6%

EBITDA	$8,838	$11,738	$9,819	$44,707	$44,036

Average number of contract therapy locations	1,146	1,136	1,121	1,135	1,088
End of period number of contract therapy locations	1,112	1,131	1,118	1,112	1,118

Patient visits (in thousands)	2,008	2,054	2,023	8,162	8,056

Hospital Rehabilitation Services
Operating revenues
Inpatient Rehabilitation Facility (IRF)	$31,469	$30,144	$31,294	$120,238	$123,661
Subacute	2,217	2,454	1,981	8,890	7,202

Total Inpatient	$33,686	$32,598	$33,275	$129,128	$130,863
Outpatient	12,748	13,003	11,691	50,881	47,305

Total HRS	$46,434	$45,601	$44,966	$180,009	$178,168
Operating expenses	32,069	32,470	31,666	127,550	124,758
Selling, general and administrative	4,200	4,040	5,373	17,312	21,500
Depreciation and amortization	586	543	592	2,222	2,423

Operating earnings	$9,579	$8,548	$7,335	$32,925	$29,487
Operating earnings margin	20.6%	18.7%	16.3%	18.3%	16.6%

EBITDA	$10,165	$9,091	$7,927	$35,147	$31,910

Average number of programs
IRF	106	106	110	105	112
Subacute	11	11	9	11	9

Total Inpatient	117	117	119	116	121
Outpatient	30	31	34	31	35

Total HRS	147	148	153	147	156

End of period number of programs
IRF	105	106	106	105	106
Subacute	11	11	9	11	9

Total Inpatient	116	117	115	116	115
Outpatient	30	30	30	30	30

Total HRS	146	147	145	146	145

IRF discharges	11,136	10,473	10,907	41,992	44,123
Outpatient visits (in thousands)	263	274	305	1,078	1,264
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REHABCARE REPORTS FOURTH QUARTER,
FISCAL YEAR 2010 RESULTS AND 2011 OUTLOOK;
ENTERS INTO DEFINITIVE AGREEMENT TO BE ACQUIRED BY KINDRED HEALTHCARE
V. Charges/Credits Included in Statement of Earnings
(Amounts in thousands, except per share data)

	Fourth Quarter 2009
	Pre-Tax Impact	After-Tax Impact	Diluted EPS
Transaction expenses[1]	$7,070	$4,313	$0.20
Tax impact of non-deductible transaction expenses[2]	—	1,502	0.07
Severance expenses[3]	862	526	0.03
Long-term incentive plan expense resulting from transaction[2]	1,443	880	0.04
	—	—	—

	$9,375	$7,221	$0.34

Breakdown by division
Hospitals	$8,405
Skilled Nursing Rehabilitation Services	648
Hospital Rehabilitation Services	322

	$9,375

[1]	$6,781 pretax related to the Triumph merger

[2]	Transaction expenses directly related to the Triumph merger

[3]	Severance expenses were primarily incurred in an effort to reduce corporate overhead and eliminate redundancies created by the Triumph merger
VI. Operating Earnings and EBITDA Reconciliation

	Fourth	Third	Fourth	Year Ended
	Quarter	Quarter	Quarter	December 31,
	2010	2010	2009	2010	2009
Net earnings	$19,303	$16,778	$303	$66,127	$20,989
Income tax expense	10,148	9,394	2,689	36,559	16,291
Interest income	(20)	(32)	(79)	(98)	(98)
Interest expense	7,866	8,250	3,927	33,167	5,546
Other (income) expense, net	(312)	(5)	(8)	(319)	(12)
Equity in net income of affiliates	(199)	(114)	(105)	(640)	(431)
Gain from discontinued operations	(673)	(541)	(257)	(1,237)	(1,365)

Operating earnings	36,113	33,730	6,470	133,559	40,920
Depreciation and amortization	7,998	7,801	5,058	30,595	16,250

Consolidated EBITDA	$44,111	$41,531	$11,528	$164,154	$57,170

Hospital operating earnings (loss)	$19,162	$14,829	$(9,221)	$61,450	$(26,066)
Hospital depreciation and amortization	5,946	5,873	3,003	22,850	7,544

Hospital EBITDA	$25,108	$20,702	$(6,218)	$84,300	$(18,522)

SRS operating earnings	$7,372	$10,353	$8,356	$39,184	$37,753
SRS depreciation and amortization	1,466	1,385	1,463	5,523	6,283

SRS EBITDA	$8,838	$11,738	$9,819	$44,707	$44,036

HRS operating earnings	$9,579	$8,548	$7,335	$32,925	$29,487
HRS depreciation and amortization	586	543	592	2,222	2,423

HRS EBITDA	$10,165	$9,091	$7,927	$35,147	$31,910
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